SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  April 29, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 12.     Results of Operations and Financial Condition.

     On April 29, 2004, Fleetwood Enterprises, Inc. (the "Company") issued a news release reporting the preliminary sales results of the Company for its fourth fiscal quarter and fiscal year ended April 25, 2004. A copy of the news release is attached to this Current Report as Exhibit 99.1.

      The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Exhibit List.

Exhibit Number     Title
99.1               Press release of Fleetwood Enterprises, Inc. dated April
                   29, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  April 29, 2004                By:   /s/  Boyd R. Plowman
                                        --------------------------
                                          Boyd R. Plowman
                                          Executive Vice President-Chief
                                          Financial Officer


                                                    Exhibit 99.1

                   FLEETWOOD REPORTS PRELIMINARY SALES FOR
                     FOURTH QUARTER AND FISCAL YEAR 2004

            Quarterly Revenues Increased in Each Operating Division


Riverside, Calif., April 29, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, today announced preliminary sales for the fourth quarter and fiscal year ended April 25, 2004.

For the fourth quarter, Company sales were up in every operating division, rising 20 percent to approximately $690 million, compared with $573 million in last year's fourth quarter. Quarterly sales improved 19 percent for the RV Group, while revenues for the Housing Group rose 22 percent overall, with the wholesale division up 27 percent and the retail division up 10 percent. For the fiscal year, consolidated sales improved 13 percent, from $2.32 billion last year to $2.61 billion, with recreational vehicles up 20 percent and manufactured housing off 2 percent.

Recreational vehicle sales for the fourth quarter climbed to $482 million, up 19 percent compared with $405 million a year ago. Motor home revenues improved 21 percent from the prior year to $300 million, while travel trailer sales rose 17 percent to $155 million and folding trailer sales increased 3 percent to $27 million.

Sales of recreational vehicles for the fiscal year 2004 totaled $1.78 billion, up 20 percent compared with $1.48 billion in the prior year. Motor home sales grew 20 percent to $1.10 billion, and sales of travel trailers increased 29 percent to $571 million. Folding trailer sales declined by 15 percent to $104 million.

"The RV industry continues to strengthen and the outlook is very positive, powered by favorable demographic trends and an increasing affinity for the RV lifestyle among Americans," said Edward B. Caudill, Fleetwood's president and CEO. "Fleetwood is participating fully in the industry expansion, and is also increasing its RV market share in key, higher-margin products, such as Class A motor homes and fifth-wheel travel trailers. Much of the improvement in sales is a result of our design innovations, which focus on producing high-value products distributed by an excellent dealer network. We are excited about the future of this business, and fully expect Fleetwood to achieve continued success and further market penetration."

Fourth quarter sales for the Housing Group increased 22 percent to approximately $193 million compared with $158 million a year ago. Housing revenues include wholesale factory sales of $145 million to independent retailers and retail sales of $48 million from Company-operated retail stores. This compares with wholesale sales of $114 million and retail sales of $44 million last year, for increases of 27 and 10 percent, respectively. Gross wholesale revenue rose 21 percent to approximately $164 million, including intercompany sales of $19 million.

Housing Group sales for fiscal 2004 were down 2 percent from the prior year to $784 million, which includes wholesale factory sales of $542 million to independent retailers and retail sales of $242 million from Fleetwood's Company-operated retail stores. Gross wholesale revenue for the year was down 1 percent to $658 million, including intercompany sales of $116 million to Company-operated retail stores.

"Our fourth quarter upturn in manufactured housing revenues is a positive sign that the industry is on the road to recovery," Caudill said. "We are particularly pleased that Fleetwood is making strides in revenues and market share even while the market saw year-over-year reductions in shipments. We can now see that some of the recent market improvements, such as additional lenders participating in this space and the reduction in inventory overhang, are making a positive difference, which lends credence to the Manufactured Housing Institute's prediction of a possible double-digit percentage industry recovery in calendar 2004.

"Despite the excellent growth of the Company's overall revenues, we continue to be cautious about our net results for the quarter and the year," Caudill continued. "While operating income should improve from the prior year in each of our operating divisions, only the motor home division is performing at a level we consider acceptable. In addition, we continue to evaluate the level of required valuation allowance related to our Federal deferred tax asset. Also offsetting operating results were the costs we incurred this quarter related to the successful conversion of our Trust III convertible trust preferred securities. Going forward, we will reap the benefits of this transaction, with interest expense savings of $14.3 million per year. All in all, we expect fiscal 2005 to be Fleetwood's best year in some time."

The Company confirmed its intent to pay in cash the distributions due in mid-May on the Company's remaining $38 million of 9.5% preferred securities and, as it has previously indicated, to continue to defer distributions on its 6% preferred securities.

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer a high value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risk factors include, without limitation: the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; the potential impact on demand for our products as a result of declining consumer confidence; the effect of global tensions on consumer confidence; continued acceptance of the Company's products; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company's assets and liabilities; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; availability and pricing of raw materials; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the ability to obtain the financing we need in order to execute our business strategies. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Fleetwood undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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